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                                                                    EXHIBIT 99.3
  Mortgages Payable

     Mortgages payable at December 31, 1999 consisted of the following (dollar amounts in thousands):

                                                                                             Principal Balance
                                           Effective   Scheduled   Periodic     Balloon       at December 31,
                                           Interest    Maturity    Payment    Payment Due   -------------------
Community                                  Rate /1/      Date       Terms     at Maturity     1999       1998
---------                                  ---------   ---------   --------   -----------   --------   --------
Conventional fixed rate:
   Fairwood Landing ....................      N/A      12/21/99       (2)          N/A      $     --   $  5,621
   Country Place Village I .............     6.71%     11/01/00       (2)        1,849         1,904      1,967
   Cameron Hidden Harbor ...............     6.86      05/12/01       (2)        4,869         5,233      5,475
   Archstone Knoxbridge ................     7.63      07/01/03       (2)       14,741        15,462     15,650
   Cameron at Hickory Grove ............     7.09      07/10/03       (2)        5,556         6,063      6,187
   Foxfire .............................     7.32      10/01/05       (2)        7,334         8,119         --
   Shadowbluff .........................     7.10      12/01/05       (2)        4,926         5,720      5,835
   Canyon Creek II .....................     7.63      02/10/06       (4)        6,600         7,865      8,020
   Cameron Palm Harbor .................     7.10      11/01/06       (2)        4,661         5,517      5,622
   Archstone Tewksbury .................     8.45      01/01/07       (2)        2,621         3,076         --
   Ashton Place ........................     8.25      10/01/23       (5)          N/A        45,566     46,204
   Redmond Hill West ...................     9.63      06/01/26       (5)          N/A         6,251         --
   Cameron on the Cahaba II ............      N/A      03/01/29       (3)          N/A            --      8,007
                                                                                            --------   --------
                                                                                            $110,776   $108,588
                                                                                            --------   --------
Tax-exempt fixed rate /6/:
   Cherry Creek ........................      N/A      11/01/01       (3)          N/A      $     --   $  3,598
   Cameron Station .....................     5.81      05/01/07       (2)       12,563        15,058     15,352
   Redwood Shores ......................     5.74      10/01/08       (2)       16,820        23,608     24,280
   Cloverland ..........................     7.35      03/01/10       (2)        3,273         4,124      4,178
   Crossroads ..........................     6.66      12/15/18       (7)        4,435         4,435      4,435
   Carrington Place ....................     7.93      04/01/19       (5)          N/A         3,372      3,444
   Eden Commons ........................     7.88      03/01/25       (5)          N/A         5,979      6,317
                                                                                            --------   --------
                                                                                            $ 56,576   $ 61,604
                                                                                            --------   --------
Tax-exempt floating rate /6/:
   Arboretum, The ......................     4.63      06/15/04       (8)       36,346      $ 36,346   $     --
   Rivermeadows ........................      N/A      10/01/05       (9)          N/A            --     10,000
   Seascape ............................      N/A      12/01/05       (9)          N/A            --     15,115
   Prairie Court .......................     4.09      12/01/06      (10)        7,250         7,250         --
   Amberwood at Bellevue ...............     4.77      07/01/13      (11)        3,702         5,002      5,102
   Garden Glen .........................     5.01      12/01/13       (8)       33,410        33,410         --
   Archstone University Towne Centre ...     3.98      08/01/14      (11)       13,232        20,846     21,200
   Regency Park ........................     5.05      12/15/14       (7)        8,500         8,500         --
   Oakridge ............................      N/A      06/01/15       (9)          N/A            --     13,050
   Le Club .............................      N/A      11/01/15       (9)          N/A            --     21,700
   Carmel Del Mar ......................     3.62      12/01/15       (8)       13,608        13,608     13,608
   Azalea Park .........................     4.36      06/01/25       (5)          N/A        15,033     15,179
   Cameron Brook .......................     4.36      06/01/25       (5)          N/A        18,774     18,950
   Cameron Cove ........................     4.50      06/01/25       (5)          N/A         8,173      8,259
   Clairmont Crest .....................      N/A      06/01/25       (3)          N/A            --     11,273
   Forestwood ..........................     4.40      06/01/25       (5)          N/A        11,058     11,158
   Foxbridge on the Bay ................      N/A      06/01/25       (3)          N/A            --     10,109
   Cameron Green .......................     4.25      06/01/25       (5)          N/A        10,013     10,107
   Parrot's Landing I ..................      N/A      06/01/25       (3)          N/A            --     15,386
   Winterscreek ........................     4.47      06/01/25       (5)          N/A         4,834      4,880
   Fox Creek ...........................      N/A      08/15/27       (3)          N/A            --      4,240
                                                                                            --------   --------
                                                                                            $192,847   $209,316
                                                                                            --------   --------

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
                                                                                                    Principal Balance at
                                          Effective     Scheduled     Periodic       Balloon            December 31,
                                          Interest      Maturity       Payment     Payment Due     -----------------------
Community                                  Rate(1)        Date          Terms      at Maturity       1999           1998
---------                                 ---------     ---------     --------     -----------     ---------     ---------
Other:
  Las Flores(12).......................       9.16%      06/01/24          (5)         N/A         $   5,648     $   5,726
  Mello-Roos bonds(13).................       5.65        Various          (5)         N/A            24,736        22,929
                                                                                                   ---------     ---------
                                                                                                   $  30,384     $  28,655
                                                                                                   ---------     ---------
  Fannie Mae secured debt(14)..........       6.53         (15)           (16)       300,051         304,365       268,450
                                          ---------                                                ---------     ---------
    Total/Average......................       6.14%                                                $ 694,948     $ 676,613
                                          =========                                                =========     =========

(1) Represents the effective interest rate, including interest rate hedges, loan cost amortization and other ongoing fees and expenses, where applicable.
(2)  Regular amortization with a balloon payment due at maturity.
(3) Mortgage was prepaid by Archstone or assumed by the buyer upon disposition of the community.
(4) Apartment community has two notes; one note is interest only with a balloon payment of $6.6 million and the second note is fully amortizing.
(5)  Fully amortizing.
(6) Tax-exempt effective interest rates include credit enhancement and other bond-related costs, where applicable.
(7) Semi-annual payments are interest only until December 2003 at 5.4%, at which time the interest rate is adjusted to the current market rate.
(8) Payments are interest only until maturity and the interest rate is adjusted weekly or monthly.
(9) These bonds were refinanced during 1999 and are now classified as Long-Term Unsecured Debt.
(10) Semi-annual payments are interest only until December 1999 at 8% at which time the bond will be tendered.
(11) Requires annual principal payments of $100,000 each year until maturity and variable interest is paid monthly to the sub-servicers.
(12) The bonds consist of $4.5 million Series A tax-exempt fixed rate bonds and $1.7 million Series B taxable fixed rate bonds. The bonds are guaranteed by the GNMA mortgage-backed securities program.
(13) Primarily represents bonded indebtedness associated with improvements to public facilities and infrastructure in certain California taxing jurisdictions known as "Mello-Roos districts." The bonds have a weighted-average rate of 5.65% and mature at dates ranging from 2007 to 2027.
(14) The following apartment communities secure the Fannie Mae secured debt:
     Canyon Creek, Pebble Cove, The Remington, Hunters Run I & II, Monterey Ranch II, Legacy Heights, Memorial Heights I & II, Miralago I, Scottsdale Greens, Cameron Creek, Cameron Landing, Cameron Pointe, Cameron Matthews, 52 Magnolia, Waterford Point, Oaks at Fair Lakes, Bellemeade Farms, Sterling Heights, Oaks at Medical Center I.
(15) The $268.5 million issued in December 1998 matures on January 1, 2006. The remaining $35.9 million issued in March 1999 matures on April 1, 2008.
(16) In December 1998, Archstone closed on a $268.5 million long term secured debt agreement with Fannie Mae. In March 1999, Archstone closed on an additional $36.0 million at an effective fixed interest rate of 6.7%. See
     Note 11, Fair Values of Financial Instruments, for information on the derivative financial instruments related to the Fannie Mae secured debt.